FOR IMMEDIATE RELEASE July 26, 2022 Investor Contacts: Andrew Slabin andrew_slabin@discovery.com 212-548-5544 Peter Lee peter_lee@discovery.com 212-548-5907 Media Contact: Nathaniel Brown nathaniel_brown@discovery.com 212-548-5959 WARNER BROS. DISCOVERY TO REPORT SECOND-QUARTER 2022 RESULTS ON THURSDAY, AUGUST 4 (New York, NY) — July 26, 2022 — Warner Bros. Discovery, Inc. (the “Company”) (Nasdaq: WBD) today announced that it will report its second-quarter 2022 results on Thursday, August 4, 2022, after the market close. The Company will host an extended conference call at 4:30 p.m. ET that same day to discuss the results and provide a Direct-to-Consumer strategy update. Links to the live webcast of the conference call, which will be accompanied by a live slide presentation, as well as the earnings materials will be available in the “Investor Relations” section of the Company’s website at www.wbd.com. A replay of the call and the slide presentation that will accompany the call will be available approximately two hours after the completion of the call until August 11, 2022. The replay can be accessed by phone by dialing +1 877-674-7070 or +1 416-764-8692 using playback passcode 151362 #. A replay of the audio webcast will also be available in the “Investor Relations” section of the Company’s website. About Warner Bros. Discovery: Warner Bros. Discovery (Nasdaq: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of content and brands across television, film and streaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, discovery+, CNN, DC, Eurosport, HBO, HBO Max, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Pictures, Warner Bros. Television, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. ### Source: Warner Bros. Discovery, Inc.